Exhibit 24.0 - CONSENT OF INDEPENDENT ACCOUNTANTS






We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 33-33414 and 33-42182) of Exabyte Corporation of our report dated January 17, 1995 appearing on page 35 of this Form 10-K.






PRICE WATERHOUSE	LLP


Boulder, Colorado
March 17, 1995